                                    BYLAWS

                                       OF

                                 ASC MERGER CORP

                           (a California corporation)

                                 ASC MERGER CORP.

                                     BYLAWS

                                Table of Contents

                                                                          Page
 ARTICLE I.     Offices . . . . . . . . . . . . . . . . . . . . . . . . .  2

      Section 1.     PRINCIPAL EXECUTIVE OFFICE  . . . . . . . . . . . . . 2
      Section 2.     OTHER OFFICES . . . . . . . . . . . . . . . . . . . . 2

 ARTICLE II.    Shareholders   . . . . . . . . . . . . . . . . . . . . . . 2

      Section 1.     PLACE OF MEETINGS . . . . . . . . . . . . . . . . . . 2
      Section 2.     ANNUAL MEETINGS . . . . . . . . . . . . . . . . . . . 2
      Section 3.     SPECIAL MEETINGS  . . . . . . . . . . . . . . . . . . 3
      Section 4.     NOTICE OF ANNUAL OR SPECIAL MEETINGS  . . . . . . . . 3
      Section 5.     QUORUM  . . . . . . . . . . . . . . . . . . . . . . . 4
      Section 6.     ADJOURNED MEETINGS AND NOTICE THEREOF . . . . . . . . 4
      Section 7.     VOTING  . . . . . . . . . . . . . . . . . . . . . . . 4
      Section 8.     RECORD DATE . . . . . . . . . . . . . . . . . . . . . 6
      Section 9.     CONSENT OF ABSENTEES  . . . . . . . . . . . . . . . . 7
      Section 10.    ACTION WITHOUT MEETING  . . . . . . . . . . . . . . . 7
      Section 11.    PROXIES . . . . . . . . . . . . . . . . . . . . . . . 8
      Section 12.    INSPECTORS OF ELECTION  . . . . . . . . . . . . . . . 8

 ARTICLE III.   Directors  . . . . . . . . . . . . . . . . . . . . . . . . 9

      Section 1.     POWERS  . . . . . . . . . . . . . . . . . . . . . . . 9
      Section 2.     COMMITTEES  . . . . . . . . . . . . . . . . . . . . . 9
      Section 3.     NUMBER OF DIRECTORS . . . . . . . . . . . . . . . .  10
      Section 4.     ELECTION AND TERM OF OFFICE . . . . . . . . . . . .  10
      Section 5.     VACANCIES . . . . . . . . . . . . . . . . . . . . .  10
      Section 6.     RESIGNATION . . . . . . . . . . . . . . . . . . . .  11
      Section 7.     PLACE OF MEETINGS . . . . . . . . . . . . . . . . .  11
      Section 8.     ANNUAL MEETINGS . . . . . . . . . . . . . . . . . .  12
      Section 9.     SPECIAL MEETINGS  . . . . . . . . . . . . . . . . .  12
      Section 10.    QUORUM  . . . . . . . . . . . . . . . . . . . . . .  12
      Section 11.    PARTICIPATION IN MEETINGS BY CONFERENCE
                     TELEPHONE . . . . . . . . . . . . . . . . . . . . .  13
      Section 12.    WAIVER OF NOTICE  . . . . . . . . . . . . . . . . .  13
      Section 13.    ADJOURNMENT . . . . . . . . . . . . . . . . . . . .  13
      Section 14.    FEES AND COMPENSATION . . . . . . . . . . . . . . .  13
      Section 15.    ACTION WITHOUT MEETING  . . . . . . . . . . . . . .  13

 ARTICLE IV.    Officers   . . . . . . . . . . . . . . . . . . . . . . .  14

      Section 1.     OFFICERS . . . . . . . . . . . . . . . . . . . . . . 14
      Section 2.     ELECTION  . . . . . . . . . . . . . . . . . . . . .  14
      Section 3.     SUBORDINATE OFFICERS  . . . . . . . . . . . . . . .  14
      Section 4.     REMOVAL AND RESIGNATION . . . . . . . . . . . . . .  14
      Section 5.     VACANCIES . . . . . . . . . . . . . . . . . . . . .  15
      Section 6.     PRESIDENT . . . . . . . . . . . . . . . . . . . . .  15
      Section 7.     VICE PRESIDENTS . . . . . . . . . . . . . . . . . .  15
      Section 8.     SECRETARY . . . . . . . . . . . . . . . . . . . . .  15
      Section 9.     CHIEF FINANCIAL OFFICER . . . . . . . . . . . . . .  16
      Section 10.    CHAIRMAN OF THE BOARD . . . . . . . . . . . . . . .  17

 ARTICLE V.     Other Provisions . . . . . . . . . . . . . . . . . . . .  17

      Section 1.     INSPECTION OF CORPORATE RECORDS . . . . . . . . . .  17
      Section 2.     INSPECTION OF BYLAWS  . . . . . . . . . . . . . . .  17
      Section 3.     ENDORSEMENT OF DOCUMENTS; CONTRACTS . . . . . . . .  18
      Section 4.     CERTIFICATES OF STOCK . . . . . . . . . . . . . . .  18
      Section 5.     REPRESENTATION OF SHARES OF OTHER
                     CORPORATIONS  . . . . . . . . . . . . . . . . . . .  19
      Section 6.     ANNUAL REPORT TO SHAREHOLDERS . . . . . . . . . . .  19
      Section 7.     CONSTRUCTION AND DEFINITIONS  . . . . . . . . . . .  20
      Section 8.     COMPENSATION  . . . . . . . . . . . . . . . . . . .  20
      Section 9.     INDEMNIFICATION OF AGENTS OF THE CORPORATION;
                     PURCHASE OF LIABILITY INSURANCE . . . . . . . . . .  20
      Section 10.    CORPORATE LOANS AND GUARANTEES TO
                     DIRECTORS AND OFFICERS  . . . . . . . . . . . . . .  21

 ARTICLE VI.    Amendments  . . . . . . . . . . . . . . . . . . . . . .   23

                                     BYLAWS

                          for the regulation, except as
                      otherwise provided by statute or its
                           Articles of Incorporation,

                                       of

                                 ASC MERGER CORP.
                           (a California corporation)



                            ARTICLE I.  Offices.

           Section 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the Corporation shall be fixed and located at such place as the Board of Directors (herein referred to as the "Board") shall determine. The Board is granted full power and authority to change said principal executive office from one location to another.

           Section 2. OTHER OFFICES. Branch or subordinate offices may be established at any time by the Board at any place or places.

                         ARTICLE II.  Shareholders.

           Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at the principal executive office of the Corporation unless another place within or without the State of California is designated by the Board.

           Section 2. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on: on the first Tuesday in May at 10:00 a.m., local time, or such other date or such other time as may be fixed by the Board, provided, however, that should said day fall upon a Saturday, Sunday or legal holiday observed by the Corporation at its principal executive office, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a business day. At such meetings, directors shall be elected and any other proper business may be transacted.

           Section 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board, the President or by the holders of shares entitled to cast not less than ten percent of the votes at such meeting.

           Section 4. NOTICE OF ANNUAL OR SPECIAL MEETINGS. Written notice of each annual or special meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat.

           Such notice shall be given either personally or by first-class mail, postage prepaid, or by other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the Corporation for the purpose of notice, or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is
 located.   After notice is given by mail, the Secretary or the Assistant
 Secretary, if any, or transfer agent, shall execute an affidavit of mailing in accordance with this section.

           The notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of notice to be presented by the Board for election.

           Section 5. QUORUM. A majority of the share entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. Subject to the Articles of Incorporation of the Corporation (herein referred to as the "Articles of Incorporation"), the shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

           Section 6. ADJOURNED MEETINGS AND NOTICE THEREOF. Any meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 5 of this Article) no other business may be transacted at such meeting.

           It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when any shareholders' meeting is adjourned for more than 45 days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

           Section 7. VOTING. The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only those persons in whose names shares are registered in the stock records of the Corporation on the record date determined in accordance with Section 8 of this Article.

           Except as provided below and except as may be otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Subject to the requirements of the next sentence, every shareholder entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidate or candidates' names have been place in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate the shareholder's votes.

           Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote.

           Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

           Provided that the quorum requirements of Section 5 above are satisfied: the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California General Corporation Law of the Articles of Incorporation, provided that whenever under the California General Corporation Law shares are disqualified from voting on any matter, they shall not be considered outstanding for purposes of the determination of a quorum at any meeting to acct upon, or the required vote to approve action upon any matter; and in any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected; votes against the director and votes withheld shall have no legal effect.

           Section 8. RECORD DATE. The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of, or to vote at, any meeting of the shareholders, or the shareholders entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than 60 days nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action.

           If no record date is fixed by the Board, (i) the record date for determining shareholders entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held, and (ii) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

           A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

           Section 9. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the person entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any annual or special meeting of shareholders, need be specified in any written waiver of notice, except as provided in the California General Corporation Law.

           Section 10. ACTION WITHOUT MEETING. Subject to Section 603 of the California General Corporation Law, any action which, under any provision of the California General Corporation Law, may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

           Section 11. PROXIES. Every person entitled to vote shares shall have the right to do so either in person or by one or more persons authorized by a valid written proxy signed by such person or such person's attorney in fact and filed with the Secretary. Subject to the provisions of this bylaw and applicable law, any duly executed proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto.

           Section 12. INSPECTORS OF ELECTION. Prior to any meeting of shareholders, the Board may appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of the meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election or persons to replace those who fail to appear or refuse to act at he meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meting shall determine whether one or three inspectors are to be appointed. The inspectors of election shall (i) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, (ii) receive votes, ballots or consents, (iii) hear and determine all challenges and questions in any way arising in connection with the right to vote, (iv) count and tabulate all votes or consents, (v) determine when the poll shall close and the election result and (vi) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

           The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as it is practicable. If there are three inspectors of election, the decision, act or certificate of majority is effective in all respects as the decision, act or certificate of all.

                          ARTICLE III.  Directors.

           Section 1. POWERS. Subject to limitations of the Articles of Incorporation, these Bylaws and the California General Corporation Law relating to actions required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

           Section 2. COMMITTEES. The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board, shall have all the authority of the board, except with respect to (i) the approval of any action required to be approved by the shareholders or by the outstanding shares under the California General Corporation Law, (ii) the filling of vacancies on the Board or in any committee, (iii) the fixing of compensation of the directors for serving on the Board or on any committee, (iv) the adoption, amendment or repeal of Bylaws, (v) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable, (vi) a distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the Board and (vii) the appointment of other committees of the Board or the members thereof.

           Section 3. NUMBER OF DIRECTORS. The authorized number of directors shall be three (3) until changed by an amendment of the Articles of Incorporation or this Section 3 duly approved by the shareholders, subject to the California General Corporation Law. However, any reduction of the authorized number of directors does not remove any director prior to the expiration of such director's term of office.

           Section 4. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of the shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Subject to Section 5 of this Article, each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

           Section 5. VACANCIES. A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, if the authorized number of directors be increased or if the shareholders fail at any annual or special meeting of shareholders at which any directors are elected, to elect the full authorized number of directors to be voted at that meeting.

           Vacancies in the Board, except those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, or, if the number of remaining directors is less than a quorum, by (i) the unanimous written consent of the remaining directors, (ii) the affirmative vote of a majority of the remaining directors at a meeting held pursuant to notice or waivers of notice complying with Section 307 of the California General Corporation Law, or (iii) by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified.

           Vacancies in the Board created by the removal of a director may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the unanimous written consent of all shares entitled to vote for the election of directors.

           The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

           Section 6. RESIGNATION. Any director may resign effective upon giving written notice to the President, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

           Section 7. PLACE OF MEETINGS. Regular or special meetings of the Board shall be held at any place within or without the State of California which has been designated in the notice of the meeting or, if not stated therein, as designated by resolution of the Board. In the absence of such designation, meetings shall be held at the principal executive office of the Corporation.

           Section 8. ANNUAL MEETINGS. Immediately following each annual meeting of shareholders, the Board may, but shall not be required to, hold an annual meeting at the same place, or at any other place that has been designated by the Board, for the purpose of organization, election of officers or transaction of other business as the Board may determine. Call and notice of this meeting of the Board shall be in the manner for the conduct of special meetings as provided in Section 9 unless the Board has determined by resolution to conduct a regular meeting at such time and place, in which event call and notice of this meeting of the Board shall not be required unless some place other than the place of the annual shareholders' meeting has been designated.

           Section 9. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, the Secretary or by any two directors upon four days' notice by mail or 48 hours' notice given personally or by telephone, telegraph, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for purposes of notice.

           Section 10. QUORUM. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

           Section 11. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

           Section 12. WAIVER OF NOTICE. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

           Section 13. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. If a meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors that were not present at the time of adjournment.

           Section 14. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

           Section 15. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same effect as a unanimous vote of the members of the Board.

                           ARTICLE IV.  Officers.

           Section 1. OFFICERS. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Financial Officers and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

           Section 2. ELECTION. The officers of the Corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected and qualified.

           Section 3. SUBORDINATE OFFICERS. The Board may elect, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

           Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board at any time. Any officer may resign at any time upon written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

           Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

           Section 6. PRESIDENT. The President is the general manager and chief executive officer of the Corporation and has, subject to the control of the Board, general supervision, direction and control of the business and officers of the Corporation. The President shall preside at all meetings of the shareholders and at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board.

           Section 7. VICE PRESIDENTS. In the absence or disability of the President, unless a Chairman has been elected, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

           Section 8. SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of shareholders and the Board, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present or represented at meetings of shareholders, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the Corporation at the principal executive office or business office in accordance with Section 213 of the California General Corporation Law.
           The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

           The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

           Section 9. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the shareholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

           The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, upon their request, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

           Section 10. CHAIRMAN OF THE BOARD. If such an officer be elected, the Chairman of the Board shall preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the Bylaws. In the absence of the President, or if there is no President, the Chairman of the Board shall, in addition, be the chief executive officer of the Corporation and shall have the powers and duties described in Section 6 above.

                        ARTICLE V.  Other Provisions.

           Section 1. INSPECTION OF CORPORATE RECORDS. The record of shareholders shall be open to inspection and copying, and the accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board, if any, shall be open to inspection, upon written demand on the Corporation of any shareholder at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder.

           Section 2. INSPECTION OF BYLAWS. The Corporation shall keep at its principal executive office in the State of California, or if its principal executive office is not in California, at its principal business office in California, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside California and the Corporation has no principal business office in California, it shall upon the written request of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date.

           Section 3. ENDORSEMENT OF DOCUMENTS; CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share- certificate, initial transaction statement or written statement, conveyance or other instrument in writing and any assignment or endorsement thereof executed or entered into between the Corporation and any other person shall be valid and binding on the Corporation, when signed by the Chairman, the President or any Vice President and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Financial Officer of the Corporation unless the other party knew that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

           Section 4. CERTIFICATES OF STOCK. Every holder of shares of the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the President or a Vice President and by the Chief Financial Officer or an Assistant Financial Officer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile.

           Except as provided in this Section, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board may, however, if any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, and the Corporation may require that the Corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

           Section 5. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any other officer or officers authorized by the Board or by the President are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

           Section 6. ANNUAL REPORT TO SHAREHOLDERS. The requirement of sending an annual report to shareholders which is set forth in the California General Corporation Law is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

           Notwithstanding the immediately preceding paragraph, if the Corporation has 100 or more holders of record of its shares (determined as provided in the California General Corporation Law), the Board shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year. Such report, in addition to such information as may be required by the California General Corporation Law, shall contain a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation. The requirement of sending such report to the shareholders at least 15 (or, if sent by third-class mail, 35) days prior to the annual meeting of shareholders to be held during the next fiscal year is expressly waived.

           Section 7. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Provisions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these Bylaws.

           Section 8. COMPENSATION. The salaries of all officers and agents of the Corporation shall be fixed by the Board.

           Section 9. INDEMNIFICATION OF AGENTS OF THE CORPORATION; PURCHASE OF LIABILITY INSURANCE. For purposes of this Section 9, "agent" means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation, attorneys' fees and any expenses of establishing a right to indemnification under this Section 9.

           The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding to the fullest extent permitted under the General Corporation Law of the State of California, as amended from time to time.

           Section 10. CORPORATE LOANS AND GUARANTEES TO DIRECTORS AND OFFICERS. The Corporation shall not make any loan of money or property to, or guarantee the obligation of, any director or officer of the Corporation or of its parent, if any, unless the transaction, or an employee benefit plan authorizing the loans or guarantees after disclosure of the right under such a plan to include officers or directors, is approved by a majority of the shareholders entitled to act thereon.

           Notwithstanding the immediately preceding paragraph, if the Corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the California General Corporation Law) on the date of approval by the Board, and this paragraph has been approved by the outstanding shares, the Board alone, by a vote sufficient without counting the vote of any interested director or directors, if the Board determines that such a loan or guaranty or plan may reasonably be expected to benefit the Corporation, may approve the making of any loan of money or property by the Corporation to, or approve the Corporation's guaranty of the obligation of, any officer of the Corporation or its parent or subsidiary, if any, whether or not a director, or approve an employee benefit plan authorizing such a loan or guaranty to an officer.

           The Corporation shall not make any loan of money or property to, or guarantee the obligation of, any person upon the security of shares of the Corporation or of its parent, if any, if the Corporation's recourse in the event of default is limited to the security for the loan or guaranty, unless the loan or guaranty is adequately secured without considering these shares, or the loan or guaranty is approved by a majority of the shareholders entitled to act thereon.

           Notwithstanding the first paragraph of this Section 10, the Corporation may advance money to a director or officer of the Corporation or of its parent, if any, for any expenses reasonably anticipated to be incurred in the performance of the duties of the director or officer, provided that in the absence of the advance the director or officer would be entitled to be reimbursed for the expenses by the Corporation, its parent, or subsidiary, if any.

           The provisions of the first paragraph of this Section 10 do not apply to the payment of premiums in whole or in part by the Corporation on a life insurance policy on the life of a director or officer so long as repayment to the Corporation of the amount paid by it is secured by the proceeds of the policy and its cash surrender value.

           The provisions of this Section 10 do not apply to any transaction, plan or agreement permitted under Section 408 of the California General Corporation Law relating to employee stock purchase plans.

           For the purposes of this Section, "approval by a majority of the shareholders entitled to act" means either (1) written consent of a majority of the outstanding shares without counting as outstanding or as consenting any shares owned by any officer or director eligible to participate in the plan or transaction that is subject to this approval,
 (2) the affirmative vote of a majority of the shares present and voting at a duly held meeting at which a quorum is otherwise present, without counting for purposes of the vote as either present or voting any shares owned by any officer or director eligible to participate in the plan or transaction that is subject to the approval, or (3) the unanimous vote or written consent of the shareholders. If the Corporation has more than one class or series of shares outstanding, the "shareholders entitled to act" within the meaning of this Section includes only holders of those classes or series entitled under the articles to vote on all matters before the shareholders or to vote on the subject matter of this Section, and includes a requirement for separate class or series voting, or for more or less than one vote per share, only to the extent required by the Articles.

                          ARTICLE VI.  Amendments.

           These Bylaws may be amended or repealed either by approval of the outstanding shares (as defined in Section 152 of the California General Corporation Law) or by the approval of the Board; provided, however, that after the issuance of shares, a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable number of directors or vice versa may be adopted only by approval of the outstanding shares.

                          CERTIFICATE OF SECRETARY

                                     OF

                              ACS MERGER CORP.
                         (a California corporation)

           I hereby certify that I am the duly elected and acting Secretary of said corporation and that the foregoing Bylaws, comprising 25 pages, constitute the Bylaws of said corporation as duly adopted by the Board of Directors thereof by action taken without a meeting.

 DATE:  December 30, 1993



                                   ----------------------------
                                   Drew Adams
                                   Secretary


                         AMENDMENT NO. 1 TO BYLAWS


           Pursuant to the Action by Written Consent of Sole Shareholder of Aerosol Services Company, Inc., a California corporation (the "Company"), dated as of June 25, 1997, Article III, Section 2 to the Company's Bylaws is amended and restated in its entirety, effective upon the filing of the Certificate of Merger relating to the merger between Aerosol Services Holding Corporation and Aerosol Companies Holding Corporation, as follows:

           Section 3. NUMBER OF DIRECTORS. The authorized number of directors shall be established from time to time by resolution of the Board of Directors. Until such resolution, the authorized number of directors of the Corporation shall be eight (8). However, any reduction of the authorized number of directors does not remove any director prior to the expiration of such director's term of office.